EXHIBIT 99.6

CMGI Names Joseph C. Lawler President and Chief Executive Officer

WALTHAM, Mass.— August 24, 2004—CMGI, Inc. (Nasdaq: CMGI) today announced it has appointed Joseph C. Lawler as President and Chief Executive Officer of the Company. Lawler takes over the post from George A. McMillan, who oversaw the repositioning of CMGI from an Internet operating and development company to an integrated solutions provider for global customers.

Over the last 8 years, Lawler has led RR Donnelley’s (RRD) transition from an asset-based printer to an integrated solutions provider for global customers. As Executive Vice President he diversified the RRD portfolio by driving growth in emerging markets, international start-ups and acquisitions. He also serves as Vice Chair of the Direct Marketing Association and is the past Chairman of the United Negro College Fund Advisory Board in Chicago.

“Joe Lawler has led major growth initiatives on a global scale, “ said David S. Wetherell, Chairman of the Board of CMGI. “His experience in understanding customer needs and delivering integrated solutions for global organizations makes him the ideal leader for CMGI. This change is consistent with our vision for CMGI and our desire to build on CMGI’s industry-leading global supply chain management, distribution and fulfillment capabilities, as well as leverage our venture holdings, tax attributes and cash position to enhance and create shareholder value.”

Lawler, 54, a New England native, assumes his new position immediately. Mr. Lawler also has been elected as a member of the Board of Directors, replacing Mr. McMillan.

“I’m excited about the global focus of CMGI’s brands, businesses and customer-focused services,” said Lawler, “and this opportunity to return to my Massachusetts roots.”

“George joined CMGI at a critical time,” said Wetherell. “As CFO, and later as President and CEO, he oversaw the rationalizing and repositioning of CMGI. He leaves us with his work completed and with great appreciation and thanks from the Board of Directors.”

George McMillan said, “I’m extremely proud of the work that my team and I accomplished over my three plus years at CMGI. I leave the company financially stronger than I found it when I joined in 2001, and with a stable business foundation on which to grow. I wish Joe great success as he leads the company forward.”

About CMGI

CMGI, Inc. (Nasdaq: CMGI), through its subsidiaries, ModusLink and SalesLink, provides technology and products solutions that help businesses market, sell and distribute their products and services, and through its venture capital affiliate, @Ventures, invests venture capital in a variety of technology ventures. For additional information see www.cmgi.com.

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future growth, increase in shareholder value and further development of CMGI. All statements other than statements of historical fact, including without limitation, those with respect to CMGI’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI’s success, including building on its global supply chain management, distribution and fulfillment capabilities, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that expected benefits of its recent acquisition of Modus Media, Inc. may not be achieved, due to problems or unexpected costs that may arise in successfully integrating the Modus business or an inability to realize expected synergies or make expected future investments in the combined businesses; CMGI’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; CMGI may not be able to expand its operations in accordance with its business strategy; CMGI’s cash balances may not be sufficient to allow CMGI to meet all of its business and investment goals; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; CMGI derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage CMGI’s financial condition and results of operations; and increased competition and technological changes in the markets in which CMGI competes. For a detailed discussion of cautionary statements that may affect CMGI’s future results of operations and financial results, please refer to CMGI’s filings with the Securities and Exchange Commission, including CMGI’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts:

Investors-Financial:

Tom Oberdorf

CMGI

617-886-4523

ir@cmgi.com

Media:

Victoria Dinges

The Dinges Gang

847-864-6815

vicky@dingesgang.com